As filed with the Securities and Exchange Commission on December 6, 2016

Form S-8 Registration No. 333-189161

Form S-8 Registration No. 333-174821

Form S-8 Registration No. 333-161976

Form S-8 Registration No. 333-105711

Form S-8 Registration No. 333-39780

Form S-8 Registration No. 333-52809

Form S-8 Registration No. 333-52807

Form S-8 Registration No. 333-43447

Form S-8 Registration No. 333-23827

Form S-8 Registration No. 333-23825

Form S-8 Registration No. 333-23823

Form S-8 Registration No. 333-23821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-189161

Form S-8 Registration No. 333-174821

Form S-8 Registration No. 333-161976

Form S-8 Registration No. 333-105711

Form S-8 Registration No. 333-39780

Form S-8 Registration No. 333-52809

Form S-8 Registration No. 333-52807

Form S-8 Registration No. 333-43447

Form S-8 Registration No. 333-23825

Form S-8 Registration No. 333-23823

Form S-8 Registration No. 333-23821

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration No. 333-23827

UNDER

THE SECURITIES ACT OF 1933

Ingram Micro Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1644402
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3351 Michelson Drive, Suite 100

Irvine, California 92612-0697

(714) 566-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

INGRAM MICRO INC. 1996 EQUITY INCENTIVE PLAN

INGRAM MICRO INC. ROLLOVER STOCK OPTION PLAN

INGRAM MICRO INC. AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

INGRAM MICRO INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

INGRAM MICRO THRIFT PLAN

INGRAM MICRO INC. 1998 EQUITY INCENTIVE PLAN

INGRAM MICRO INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

INGRAM MICRO INC. 2000 EQUITY INCENTIVE PLAN

INGRAM MICRO INC. 2003 EQUITY INCENTIVE PLAN

INGRAM MICRO 401(K) INVESTMENT SAVINGS PLAN

INGRAM MICRO INC. 2011 INCENTIVE PLAN

(Full titles of the plans)

LARRY C. BOYD

EXECUTIVE VICE PRESIDENT

SECRETARY AND GENERAL COUNSEL

INGRAM MICRO INC.

3351 MICHELSON DRIVE, SUITE 100

IRVINE, CALIFORNIA 92612-0697

(714) 566-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Ingram Micro Inc. (the “Registrant”):

•	Registration Statement No. 333-23821, filed with the SEC on March 24, 1997, registering 4,560,250 shares of the Registrant’s Class B Common Stock (par value $0.01 per share), under the Registrant’s 1996 Equity Incentive Plan.

•	Registration Statement No. 333-23823, filed with the SEC on March 24, 1997, registering 5,700,967 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s Rollover Stock Option Plan.

•	Registration Statement No. 333-23825, filed with the SEC on March 24, 1997, registering 7,439,750 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s Amended and Restated 1996 Equity Incentive Plan.

•	Registration Statement No. 333-23827, filed with the SEC on March 24, 1997 (as amended on May 19, 1997), registering 1,000,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 1996 Employee Stock Purchase Plan.

•	Registration Statement No. 333-43447, filed with the SEC on December 30, 1997, registering 500,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s Thrift Plan.

•	Registration Statement No. 333-52807, filed with the SEC on May 15, 1998, registering 15,000,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 1998 Equity Incentive Plan.

•	Registration Statement No. 333-52809, filed with the SEC on May 15, 1998, registering 3,000,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 1998 Employee Stock Purchase Plan.

•	Registration Statement No. 333-39780, filed with the SEC on June 21, 2000, registering 20,000,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 2000 Equity Incentive Plan.

•	Registration Statement No. 333-105711, filed with the SEC on May 30, 2003, registering 20,000,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 2003 Equity Incentive Plan.

•	Registration Statement No. 333-161976, filed with the SEC on September 18, 2009, registering 250,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 401(k) Investment Savings Plan.

•	Registration Statement No. 333-174821, filed with the SEC on June 10, 2011, registering 13,500,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 2011 Incentive Plan.

•	Registration Statement No. 333-189161, filed with the SEC on June 7, 2013, registering 12,000,000 shares of the Registrant’s Class A Common Stock (par value $0.01 per share), under the Registrant’s 2011 Incentive Plan.

On February 17, 2016, the Registrant entered into an Agreement and Plan of Merger (as amended on November 10, 2016, the “Merger Agreement”) with Tianjin Tianhai Investment Company, Ltd., a joint stock company existing under the laws of the People’s Republic of China (“Tianjin Tianhai”), and GCL Acquisition, Inc., a Delaware corporation and an indirect, controlled subsidiary of Tianjin Tianhai (“Merger Sub”), pursuant to which, on December 5, 2016, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving company and a wholly owned subsidiary of Tianjin Tianhai (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the shares of the Registrant’s common stock registered under such Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 6, 2016.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.